Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-48609 of Waste Industries, Inc. (the "Company") on Form S-8 of our report dated March 1, 1999, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
March 25, 1999